As filed with the Securities and Exchange Commission on January 8, 1998

                                                      Registration No. ________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                 ---------------

                                  NITCHES, INC.
               (Exact name of issuer as specified in its charter)

                 California                          95-2848021
          (State of Incorporation)       (IRS Employer Identification No.)
                                 ---------------

                       NITCHES, INC. EXECUTIVE OPTION PLAN
                            (Full title of the plan)

                           Steven P. Wyandt, President
                                  NITCHES, INC.
                              10280 Camino Santa Fe
                           San Diego, California 92121
                     (Name and address of agent for service)

                                 (619) 625-2633
           (Telephone number including area code of agent for service)
                                 ---------------

                                   Copies To:
                            James A. Mercer III, Esq.
                      Luce, Forward, Hamilton & Scripps LLP
                          600 West Broadway, 26th Floor
                           San Diego, California 92101
                                 ---------------

Approximate Date of Commencement of Proposed Sale: January 8, 1998.

                          [CONTINUATION OF COVER PAGE]

                         CALCULATION OF REGISTRATION FEE



Title of       Amount to     Proposed       Proposed           Amount of
securities     be regis      maximum        maximum            registra
to be          tered(1)      aggregate      aggregate          tion fee(3)
registered                   offering       offering
                             price(2)       price(2)
-------------------------------------------------------------------------------
Common          200,000        $6.28        $314,062.50          $92.65
Stock (no
par value)
-------------------------------------------------------------------------------

(1)      The  number  of shares of Common  Stock is an  aggregate  number  which
         includes   150,000  shares  of  Common  Stock  which  were   previously
         registered on February 1, 1990(Registration No. 33- 33293).

(2) Determined by using $6.28125 which was the average of the bid and ask price of the Registrant's Common Stock in the NASDAQ National Market January 6, l998, solely for the purpose of calculating the registration fee.

(3) The amount of registration fee does not include the registration fees which were previously paid on the shares referred to in footnote (1).

PROSPECTUS

                                  NITCHES, INC.

                                 200,000 shares

                                  Common Stock
                                 (No Par Value)

                                  NITCHES, INC.
                              EXECUTIVE OPTION PLAN
                              --------------------

     This Prospectus relates to shares of the common stock, no par value, (the "Stock") of Nitches, Inc., a California corporation (the "Company"), to be offered to eligible directors, officers and employees of the Company pursuant to the Company's Executive Option Plan, as amended (the "Plan").

                              --------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.
                              ---------------------

     No person is authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Nitches, Inc. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities other than those to which it relates or an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.
--------------------

                 The date of this Prospectus is January 8, 1998.

         The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, as such, is required to file periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company may be inspected and copied at the Commission's Office of Public Reference, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 2O549, as well as the following regional offices of the
Commission: 7 World Trade Center, New York, New York 10048; and at the Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Company is an electronic filer, and the Commission maintains a Web site that contains information regarding the Company. The address of such Web site is http://www.sec.gov. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

         The Stock is quoted on the NASDAQ National Market Under the symbol "NICH".

         Any employee who receives this Prospectus may request, orally or in writing copy of the Company's Annual Report to its shareholders for the Company's last fiscal year and any of the information that has been incorporated by reference into this Prospectus. The Company will promptly furnish such information, without charge, to the employee. Requests should be mailed to the Company's principal executive office, Nitches, Inc., 10280 Camino Santa Fe, San Diego, California, 92121 Attn: Secretary; telephone number (619) 625-2633.

         All references to the "Plan" in this Prospectus shall mean the Company's Executive Option Plan, as originally adopted by the Company's Board of Directors on October 3, 1989 and approved by the Company's shareholders on January 25, 1990, as amended by the Company's Board of Directors on October 16, 1995 and approved by the Company's shareholders on December 20, 1995, and as amended by the Company's Board of Directors on August 24, 1996.

                                TABLE OF CONTENTS


General Information About the Company.........................................1

General Nature and Purpose of the Plan........................................1

Amendment and Termination of the Plan.........................................1

Federal Tax Consequences of the Plans.........................................2

Securities to be Offered......................................................3

Participation in the Plan.....................................................3

Restrictions on Sale of Shares................................................3

Terms of the Plan.............................................................4

Adjustment of the Number of Shares............................................4

Merger or Consolidation; Dissolution..........................................4

Securities Law Compliance.....................................................5

Exercise of Stock Options.....................................................5

Assignment of Interest........................................................5

Administration of the Plan....................................................5

Certain Information for Future Years..........................................5

Incorporation of Certain Documents by Reference...............................6

Experts.......................................................................6

Indemnification of Directors and Officers.....................................7

Administration................................................................8

Eligibility and Participation.................................................8

Outstanding Options...........................................................8

Miscellaneous.................................................................8

General Information About the Company

         Nitches, Inc., a California corporation (the "Company"), is an importer and wholesale distributor of women's sportswear manufactured to its specifications in foreign countries. The Company was organized in 1971 and has been engaged in its present business since 1973. Clothing imported by the Company is distributed in the United States under various Company brand labels and under private retailer labels.

         For additional information concerning the Company see the documents incorporated by reference herein.

General Nature and Purpose of the Plan

         The Company's Board of Directors adopted an Executive Option Plan on October 3, 1989 (the "Plan") and the shareholders approved the Plan on January 25, 1990. On October 16, 1995, the Company's Board of Directors amended the Plan to permit directors to participate and to increase the number of shares of the Company's Common Stock (the "Stock") for which options may be granted under the Plan from 150,000 to 200,000, which amendment was approved by the shareholders on December 20, 1995. On August 24, 1996, the Company's Board of Directors amended the plan to permit cashless exercises and to make conforming changes to changes in the Commissions rules regarding insider trading and reporting obligations. The number of shares of stock for which options may be granted under the Plan is 200,000.

         The main purpose of the Plan is to provide an incentive to directors, key executives and employees of the Company to maximize their efforts and skills towards the advancement and betterment of the Company by enabling them to increase their share of ownership, and thereby participate to a greater extent in the increased value, if any, which may result in the price of the Company's shares due to such efforts.

         The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986 (the "Code"), and is not subject to the Employee Retirement Income Security Act of 1974.

Amendment and Termination of the Plan

         The Plan will terminate as determined by the Board of Directors. Any such termination will not affect options already granted and such options will remain in effect as if the Plan had not been terminated.

         The Board of Directors may amend the Plan from time to time in such respects as the Board may deem advisable. However, the consent of the holders of a majority of the outstanding Stock is required for any amendment of the Plan which would: materially increase the benefits accruing to eligible participants; (ii) materially increase the number of shares of Stock issuable; or (iii) materially modify the requirements as to eligibility.

Federal Tax Consequences of the Plans

         A participant who receives an option under the Plan (an "optionee") will not recognize taxable income upon the grant of that option. An optionee will recognize ordinary income upon the exercise of an option in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price.

         In the event an optionee is an officer or director of the Company or a beneficial owner of more than 10% of any class of equity securities of the Company, the recognition of income will be deferred until the earlier of (i) six months after the exercise, or (ii) the earliest date on which the sale of such shares at a profit would not subject the optionee to suit under Section 16(b) of the Exchange Act. Such optionee may, nevertheless, elect under Section 83 of the Code within 30 days of exercise to recognize ordinary income in the amount by which the fair market value of such shares on the date of exercise exceeds the option price. Any gain realized which is attributable to appreciation in the value of such shares after the exercise date will be considered capital gain rather than ordinary income. Any loss realized which is attributable to depreciation in the value of such shares after the exercise date will be considered a capital loss.

         The ordinary income recognized by an employee with respect to the exercise of an option will be subject to both wage withholding and employment taxes. An optionee's tax basis in the shares received on exercise of such an option will be equal to the amount of any cash paid by the optionee on exercise, plus the amount of ordinary income recognized as a result of the receipt of such shares. The holding period for such shares would begin on the date of exercise or, in the case of an officer, director or beneficial owner of more than 10% of any class of equity securities of the Company who does not make a Section 83 election, on the earlier of (i) six months after the exercise, or (ii) the earliest date on which such person may sell such shares at a profit without being subject to suit under Section 16(b) of the Exchange Act. The holding period for shares subject to a Section 83 election would begin just after the date of exercise. A deduction for Federal income tax purposes will be allowed to the Company in an amount equal to the ordinary income taxable to an optionee upon exercise, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and further provided that the Company satisfies its withholding obligation, if any, with respect to such income.

         The foregoing statement is based on present federal tax laws and regulations, and does not purport to be a complete description of the federal income tax aspects of the Plan. In addition, participants may be subject to certain state taxes, which are not described herein. Accordingly, each participant should consult his or her tax advisor with regard to the tax aspects of his or her participation in the Plan.

Securities to be Offered

         The Plan covers shares of the Company's authorized but unissued Stock. The Plan, as currently in effect, authorizes options for the purchase of 200,000 shares of Stock.

Participation in the Plan

         Directors, key executives and employees of the Company, or any parent or subsidiary corporation of the Company, who are selected by the Administrators of the Plan, are eligible to participate in the Plan. Participants will be selected for participation on the basis of their office or position held in the Company, their degree of responsibility for the growth and success of the Company, and their length of service, remuneration, promotions and performance. The basis for determining the options which may be granted to participants in the Plan is the same as that for determining who may participate in the Plan.

Restrictions on Sale of Shares

         The Plan contains no restrictions on the sale of shares of Stock following exercise of an option. However, restrictions on sales of Stock are imposed by the Securities Act of 1933 (the "Act") with regard to sales of Stock by an "affiliate" of the Company; i.e., a person who, directly or indirectly, through one or more intermediaries controls, or is under common control with, the Company. Sales by affiliates may, however, be made pursuant to Rule 144 promulgated under the Act, in a transaction exempt from registration under the Act, or pursuant to an effective registration under the Act.

Terms of the Plan

         The price at which shares of Stock may be purchased upon exercise of an option shall be determined by the Administrators of the Plan at the date of grant of the option, but in no event will the price be less than the fair market value of the Stock on that date. The granting of any option under the Plan does not impose any obligation upon the participant to exercise the option.

         The Administrators of the Plan may, in their discretion, provide that an option may be exercised immediately or that it may not be exercised in whole or in part for any specified period or periods of time. Provisions for termination of any options shall be determined by the Administrators and set forth in the stock option agreement, and may include termination of options upon termination of employment, office or directorship. If such termination is as a result of death or disability, the personal representative of the optionee shall have six months after the date of death or disability to exercise the options exercisable at the date of termination.

Adjustment of the Number of Shares

         The number of shares of Stock subject to options and the price per share shall be adjusted proportionately in the event of any subdivision or consolidation of shares, the payment of a stock dividend or other transaction which increases or decreases the number of issued shares of the Company but as to which the Company does not receive payment for such shares.

Merger or Consolidation; Dissolution

         If the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall be equal to the securities to which a holder of the number of shares of the Company stock subject to the option would have been entitled in such merger or consolidation. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause each outstanding option to terminate unless obligations under the Plans are assumed by the surviving corporation; provided, however, each optionee shall have the right immediately prior to any such event to exercise all options held by such optionee in whole or in part whether or not then exercisable under the terms of the option agreement.

Securities Law Compliance

         The Company is not obligated to grant any option under the Plans or to sell or issue any shares pursuant to any option agreement executed pursuant to the Plans unless the grant of the option or the sale of shares is effectively registered, qualified or exempt from registration or qualification under all applicable federal and state securities laws. The Company shall have the right to suspend any optionee's ability to exercise any option granted under the Plans if, in the Company's judgment, such suspension is necessary or desirable in order to permit grants of options or sales of the Company's shares under the Plans to qualify for any exemption from applicable registration and/or qualification requirements.

Exercise of Stock Options

         An option is exercised by delivering written notice of exercise to the Company at its principal place of business, setting forth the number of shares of Stock as to which the option is being exercised. Payment, accompanying the notice, shall be by bank certified or cashier's check for the full amount of the purchase price. Payment may also be made by surrender of a portion of the options or other method of cashless exercise.

Assignment of Interest

         Options may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised only by the optionee.

Administration of the Plan

         The Plan is to be administered by a Committee appointed by the Board of Directors consisting of at least two members, all of whom must be "non-employee directors" within the meaning of Rule 16b-3 promulgated by the Commission. If no Committee is appointed, then the Board of Directors shall administer the Plans. The Committee or the Board, as the case may be, determines which participants will receive options, the time when options shall be granted, the terms of such options (which may differ from one another), and the number of shares of Stock covered by the options.

Certain Information for Future Years

         Certain information referred to in this Prospectus will be updated through an Appendix (the "Appendix") which will be furnished to each participant in the Plan. The Appendix should be read in conjunction with this Prospectus. Although this Prospectus will not be furnished to participants annually, the Company will furnish an additional copy of this Prospectus to any participant upon request.

Incorporation of Certain Documents by Reference

         The following documents, which have been filed by the Company with the Commission, are incorporated by reference herein:

         1. The Company's Annual Report to Shareholders for the Company's most recent fiscal year.

         2. All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the Company's most recent fiscal year.

         3. All documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents until such time that a post-effective amendment to the Registration Statement has been filed which indicates that all Stock issued hereby has been sold or which deregisters all Stock remaining unsold at the time of such amendment.

Experts

         The consolidated balance sheets of Nitches, Inc. and subsidiaries as of August 31, 1996, and the related consolidated statements of operations, shareholders equity and cash flows for each of the two years in the period ended August 31, 1996 incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so included in reliance upon the report of that firm given upon their authority as experts in accounting and auditing.

          The consolidated balance sheets of Nitches, Inc. and subsidiaries as of August 31, 1997, and the related consolidated statements of operations, shareholder's equity and cash flows for the year then ended, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Moss Adams LLP, independent auditors, as stated in their report which is incorporated herein by reference, and has been so included in reliance upon their report of that firm, given upon their authority as experts in accounting and auditing.

Indemnification of Directors and Officers

         The Articles of Incorporation and Bylaws of the Company provide that the Company shall indemnify its officers, directors, employees and agents to the fullest extent permitted by California law. Section 317 of the California Corporations Code makes provisions for the indemnification of directors and officers in terms sufficiently broad to indemnify directors and officers under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Act. Section 317 and the Company's Articles of Incorporation also permit the Company, through bylaw provisions and/or through agreements with directors and officers to indemnify directors and officers in excess of the indemnification otherwise permitted by Section 317. The form of indemnification agreement currently used by the Company does not expressly provide for exclusion of liability arising under the Act (except for a violation of Section 16(b) of the Exchange Act). However, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to Section 317, the Company's Articles of Incorporation, bylaws and form of indemnification agreement, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    APPENDIX


         This Appendix contains certain information supplementing the Prospectus of Nitches, Inc. (the "Company"), dated January 8, 1998. The Appendix covers shares of Common Stock, no par value (the "Stock"), issuable pursuant to the exercise of options under the Company's Executive Option Plan of October 3, 1989, as amended October 16, 1995, and as amended August 24, 1996 (the "Plan").

Administration

         The Plan is currently administered by a Committee which consists of Luther A. Henderson and William L. Hoese. The business address of all members of the Committee is 10280 Camino Santa Fe, San Diego, California 92121.

Eligibility and Participation

         As of January 8, 1998, five directors and executive employees were participating in the Plan and approximately five directors and executive employees were eligible to participate in the Plan under current management guidelines.

Outstanding Options

         As of January 8, 1998, 53,000 options had been granted and exercised under the Plan. As of January 8, 1998, the Company had options outstanding to purchase 147,000 shares of its Stock under the Plan. For options outstanding as of January 8, 1998, the number of shares issuable upon exercise of such options, the exercise price per share, and the expiration dates of such options are as follows:


   Aggregate             Average Exercise                  Range of
Number of Shares          Price Per Share              Expiration Dates
----------------          ---------------               ----------------
147,000                       $4.25                      March 14, 1999 -
                                                         March 14, 2001

Miscellaneous

         The Company will furnish to any optionee receiving a copy of this Appendix, who has misplaced or discarded his or her copy of the Prospectus, an additional copy of the Prospectus without charge upon written request to the Secretary, Nitches, Inc., 10280 Camino Santa Fe, San Diego, California 92121.

         The date of this Appendix is January 8, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents, which have been filed by the Company with the Commission, are incorporated by reference herein:

         1. The Company's Annual Report to Shareholders for the Company's most recent fiscal year.

         2. All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the Company's most recent fiscal year.

         3. All documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents until such time that a post- effective amendment to the Registration Statement has been filed which indicates that all Stock issued hereby has been sold or which deregisters all Stock remaining unsold at the time of such amendment.

Item 6.           Indemnification of Directors and Officers

         The Articles of Incorporation and Bylaws of the Company provide that the Company shall indemnify its officers, directors, employees and agents to the fullest extent permitted by California law. Section 317 of the California Corporations Code makes provisions for the indemnification of directors and officers in terms sufficiently broad to indemnify directors and officers under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Act. Section 317 and the Company's Articles of Incorporation also permit the Company, through bylaw provisions and/or through agreements with directors and officers to indemnify directors and officers in excess of the indemnification otherwise permitted by Section 317. The form of indemnification agreement currently used by the Company does not expressly provide for exclusion of liability arising under the Act (except for a violation of Section 16(b) of the Exchange Act). However, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to Section 317, the Company's Articles of Incorporation, bylaws and form of indemnification agreement, the Company has been informed that in the opinion of the

Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 8.  Exhibits


Exhibit Number                Description
4.1                           Articles of Incorporation of the Company, as
                              amended(1)
4.2                           Bylaws of the Company, as amended(2)
5                             Opinion of Luce, Forward, Hamilton & Scripps
                              LLP regarding legality of securities being offered

23.1                          Consent of Moss Adams LLP
23.2                          Consent of Deloitte & Touche LLP
23.3                          Consent of Luce, Forward, Hamilton & Scripps
                              LLP (filed as a portion of Exhibit 5)
24                            Power of Attorney (included on signature page)
99                            Executive Option Plan as amended

(1) Incorporated by reference from Form 10-K for the fiscal year ended November 21, 1990 and from the Form 10-Q for the period ended November 30, 1995.

(2) Incorporated by reference from Form 10-K for the fiscal year ended August 31, 1988, Exhibit 3.2, File No. 0-13851.

Item 9.           Undertakings

     1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     2. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus to each employee to whom the Prospectus is sent or given a copy of the Registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the Prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the Registrant has ended within 120 days prior to the use of the Prospectus, the annual report of the Registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

     3. The undersigned Registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as stockholders of the Registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distribute to its stockholders generally.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act cf 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State California, on this 8th day of January, 1998.

                                       NITCHES, INC.


                                       By:\s\ STEVEN P. WYANDT
                                          -------------------------------------
                                          Steven P. Wyandt, President
                                          and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Nitches, Inc. ("Company") do hereby severally constitute and appoint Steven P. Wyandt our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Steven P. Wyandt may deem necessary or advisable to enable the Company to comply with the rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) or supplements thereto; and we hereby ratify and confirm all that said Steven P. Wyandt shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Dated:  January 8, 1998                   \S\ STEVEN P. WYANDT
                                              ---------------------------------
                                              Steven P. Wyandt, President,
                                              Chief Executive Officer, Chief
                                              Financial Officer and Director


        January 8, 1998                   \S\ ARJUN C. WANEY
                                              ---------------------------------
                                              Arjun C. Waney, Chairman of the
                                              Board and Director


        January 8, 1998                   \S\ LUTHER A HENDERSON
                                              ---------------------------------
                                              Luther A. Henderson, Director


        January 8, 1998                   \S\ EUGENE B. PRICE II
                                              ---------------------------------
                                              Eugene B. Price II, Director


        January 8, 1998                   \S\ WILLIAM L. HOESE
                                              ---------------------------------
                                              William L. Hoese, Director

                                  EXHIBIT INDEX



Exhibit Number                Description
4.1                           Articles of Incorporation of the
                              Company, as amended(1)
4.2                           Bylaws of the Company, as
                              amended(2)
5                             Opinion of Luce, Forward,
                              Hamilton & Scripps, LLP
                              regarding legality of securities
                              being offered
23.1                          Consent of Moss Adams LLP
23.2                          Consent of Deloitte & Touche LLP
23.3                          Consent of Luce, Forward,
                              Hamilton & Scripps, LLP (filed
                              as a portion of Exhibit 5)
24                            Power of Attorney (included on
                              signature page)
99                            Executive Option Plan, as
                              amended


(1) Incorporated by reference from Form 10-K for the fiscal year ended November 21, 1990 and from the Form 10-Q for the period ended November 30, 1995.

(2) Incorporated by reference from Form 10-K for the fiscal year ended August 31, 1988, Exhibit 3.2, File No. 0-13851.